UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2014

COWEN GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34516	27-0423711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 Lexington Avenue

New York, NY 10022

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 845-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Estimated Unaudited Assets Under Management

Cowen Group, Inc. (the “Company”) is disclosing to investors in the private investment funds that it manages that, as of August 1, 2014, the estimated unaudited amount of assets under management was approximately $11.9 billion, which reflects a net increase of approximately $0.3 billion since July 1, 2014 but does not give effect to the previously announced sale of Orchard Square Partners. The Company’s estimate of assets under management is inclusive of performance for the month ended July 31, 2014 and capital flows as of August 1, 2014.

		Net Flows /
Platform	July 1, 2014	Performance	August 1, 2014
	(dollars in millions)
Hedge Funds (a) (b) (c)	3,920	(14)	3,906
Alternative Solutions	3,689	201	3,890
Ramius Trading Strategies	86	—	84
Real Estate (a)	1,663	—	1,663
Healthcare Royalty Partners (d) (e)	2,206	94	2,300
Other	55	(2)	53
Total	11,618	278	11,896

(a)         The Company owns between 30% and 55% of the general partners or managing members of the real estate business, the activist business and the long/short credit business (the single strategy hedge funds). We do not possess unilateral control over any of these general partners or managing members.

(b)         Includes approximately $247 million of committed but undrawn capital that will only be charged fees when invested.

(c)          These amounts include the Ramius Event Driven Equity Fund and the Company’s invested capital of approximately $165.2 million and $165.8 million as of August 1, 2014, and July 1, 2014, respectively.

(d)         These amounts include the Company’s invested capital of approximately $19.5 million and $19.5 million as of August 1, 2014, and July 1, 2014, respectively.

(e)          This amount reflects committed capital.

(f)           Net performance is net of all management and incentive fees and includes the effect of any foreign exchange translation adjustments and leverage in certain funds.

Item 8.01 Other Events

On September 29, 2014 the Company issued a press release announcing that it plans to organize Cowen Finance, a commercial finance company, that would structure, underwrite and syndicate a broad range of loans to middle market commercial borrowers.  It is expected that Cowen Finance will syndicate the loans originated or arranged by it to third party investors, while selectively holding a small portion of the originated or arranged volume in a loan portfolio. Cowen also anticipates that Cowen Finance will work together with Cowen and Company’s investment banking and debt capital markets businesses to originate, syndicate and utilize the Company’s capital to provide a broad range of credit solutions to Cowen’s corporate clients.

The Company currently expects to make an initial equity investment of up to $125.0 million in Cowen Finance, with the investment funded by the Company over time. The Company’s  total investment in Cowen Finance may be increased from time to time in the future and may be in the form of equity, loans or other credit support. Cowen Finance’s lending and risk activities will be managed separately from Cowen’s investment bank as a separate entity.  In addition, as part of Cowen Finance’s ongoing operations, Cowen expects that Cowen Finance will incur substantial indebtedness. A copy of the press release is attached as Exhibit 99.1 to the Current Report on Form 8-K.

Risks Related to Cowen Finance

The operations of our new commercial finance company may not be as successful as we anticipate.

The commercial finance company, Cowen Finance, will represent a new business line for us distinct from our alternative investment business and our broker-dealer business upon which we have traditionally focused.  Going forward, we anticipate that Cowen Finance will constitute a significant portion of our business; however this business may not be as successful as we anticipate or as successful as our existing businesses.

We may not be able to provide or raise sufficient capital to support our new commercial finance company.

In addition to our initial equity investment of up to $125.0 million, additional debt or equity financing or further equity commitments by us may be necessary to fund the operations of Cowen Finance in the future.  If we are unable to provide sufficient capital on terms favorable to us, we may not be able to build Cowen Finance’s business, expand the business in the future, or otherwise respond to changing business conditions or competitive pressures.  Any of these factors could negatively impact our ability to successfully operate our new business which may adversely affect our business and future results of operations.

Cowen Finance will require significant financing to operate its business and our potential financing sources may expose us to additional risks.

We expect that Cowen Finance will incur significant indebtedness in the ordinary course of its operations, which may take the form of bank credit facilities, debt securities, secured revolving lines of credit utilized to fund loan commitments until Cowen Finance is able to transfer all or a portion of such loan commitments to other lenders through its syndication efforts. Such debt financings may also involve the use of derivatives, securitizations, or other financing facilities.  We cannot assure you that we will be able to obtain, maintain, or renew Cowen Finance’s financing facilities on terms favorable to it or at all.  Furthermore, any financing facility that Cowen Finance enters into will likely be subject to conditions and restrictive covenants relating to its operations, which may inhibit its ability to grow its business.  Any of the foregoing may adversely affect our business and future results of operations.

We face numerous uncertainties and risks as we enter the commercial finance business.

Operating a commercial finance business that would structure, underwrite and syndicate a broad range of loans to middle market commercial borrowers involves a variety of risks including, among others:

•                  legal limitations (whether in a borrower’s bankruptcy proceedings or otherwise) on the right of Cowen Finance to accelerate and foreclose on collateral;

•                  misleading, inaccurate or incomplete information received from potential borrowers and guarantors;

•                  risks associated with loans to middle market companies, generally, such as (i) limited liquidity and secondary market support, (ii) the possibility that earnings of the obligors may be insufficient to meet their debt service, (iii) the declining creditworthiness and potential for insolvency of the obligors of such loans during periods of economic downturn, (iv) the obligors often being small or mid-size companies representing only local or regional interests and consequently being more susceptible to adverse economic, weather or other conditions that may only impact certain locales or geographic areas, and (v) limited historical default data;

•                  lower interest income due to unanticipated prepayments (including voluntary prepayments by the borrowers and liquidations due to defaults and foreclosures) on Cowen Finance loans;

•                  our inability to build on our relationships with financial sponsors, and successfully implement cost-effective strategies to finance Cowen Finance’s growth, which depends, to a significant extent, on the continued growth and success of our investment banking business;

•                  unsuccessful syndication or securitization of a loan due to unanticipated changes in market conditions or lender or investor sentiment, borrower credit deterioration, incomplete or inadequate due diligence, unanticipated adverse changes relating to the borrower or incorrect pricing;

•                  competition from commercial banks, diversified finance companies, asset-based lenders, specialty finance companies, business development companies, private equity funds, investment funds and investment banks;

•                  our inability to identify, attract and retain a sufficient number of skilled employees to operate Cowen Finance;

•                  inability to establish sufficient reserves for potential losses;

•                  unforeseen financial, managerial, regulatory and operational obstacles or costs; and

•                  economic recessions or downturns in the U.S. economy generally or fluctuating interest rates which, in either case, may reduce Cowen Finance’s underwriting and investment opportunities, increase portfolio losses, limit Cowen Finance’s financing flexibility and increase its syndication and liquidity risks.

Any of the foregoing events could harm our business and future results of operations.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued by the Company dated September 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWEN GROUP, INC.

Dated: October 1, 2014	By:	/s/ Owen S. Littman
	Name:	Owen S. Littman
	Title:	General Counsel